EXHIBIT 1.01

VIASAT, INC.

CONFLICT MINERALS REPORT

Reporting Period:

January 1, 2020 – December 31, 2020

This Conflict Minerals Report (this “Report”) of Viasat, Inc. for calendar year 2020 has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule imposes certain reporting obligations on every registrant having conflict minerals that are necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufactured. Please refer to the Rule, Special Disclosure Report on Form SD (“Form SD”) and the 1934 Act Release No. 34-67716 (August 22, 2012) for definitions of the terms used in this Report, unless otherwise defined herein. This Report does not address any conflict minerals that were “outside the supply chain” prior to January 31, 2013, as any such conflict minerals are exempted under the Rule and Form SD. References in this Report to “Viasat,” “we,” “us” and “our” mean Viasat, Inc. and its consolidated subsidiaries.

A.	Overview

We are an innovator in communications technologies and services, focused on making connectivity accessible, available and secure for all. Our end-to-end platform of high-capacity Ka-band satellites, ground infrastructure and user terminals enables us to provide cost-effective, high-speed, high-quality broadband solutions to enterprises, consumers and government users around the globe, whether on the ground, in the air or at sea. In addition, our government business includes a market-leading portfolio of military tactical data link systems, satellite communication products and services and cybersecurity and information assurance products and services.

We manufacture or contract to manufacture a variety of advanced satellite-based and wireless products, systems and solutions. We have determined that the Rule applies to our business because necessary conflict minerals are contained in our products.

Therefore, in accordance with the Rule and Form SD, we have conducted, in good faith, a reasonable country of origin inquiry (“RCOI”) with our suppliers that was reasonably designed to determine whether any conflict minerals in our products originated in the Democratic Republic of Congo (“DRC”) or an adjoining country (collectively, “Covered Countries”) or are from recycled or scrap sources. Based on our RCOI, we had reason to believe that, in calendar year 2020, necessary conflict minerals contained in our products may have originated in the Covered Countries, and had reason to believe that such necessary conflict minerals may not be from recycled or scrap sources. Therefore, given the possibility that necessary conflict minerals in our products may have originated from Covered Countries and may not be from recycled or scrap sources, we have conducted due diligence on the source and chain of custody of those conflict minerals.

B.	Design of Conflict Minerals Program

We designed our conflict minerals program to conform in all material respects with the internationally recognized due diligence framework developed by The Organisation for Economic Co-operation and Development (“OECD”). See OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, available at http://www.oecd.org/daf/inv/mne/OECD-Due-Diligence-Guidance-Minerals-Edition3.pdf and the related Supplements for gold, tin, tantalum and tungsten (collectively, the “OECD Guidance”).

Our conflict minerals program has been designed to address each of the five steps in the OECD Guidance due diligence framework as they relate to our position as a “downstream” purchaser in the conflict minerals supply chain, namely:

•	establish strong company management systems regarding conflict minerals;

•	identify and assess risks in our supply chain;

•	design and implement a strategy to respond to identified risks in our supply chain;

•	utilize independent third-party audits of smelters and refiners; and

•	report publicly on our supply chain due diligence.

Because we are a downstream supplier, we are many steps removed from the mining of conflict minerals. The components and materials contained in our products are supplied by a large number of suppliers, through multiple tiers of distribution. Once minerals are in the supply chain, determining the smelter or the origin of minerals is a challenging process, and we are realistic about the limitations on what we can identify and control.

Consistent with these limitations, the OECD Guidance acknowledges that the requirements for compliance should reflect a company’s position in the supply chain. In particular, the OECD Guidance states that the implementation of due diligence should be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors. Due to practical difficulties associated with supply chain complexities, the OECD Guidance advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers. The Responsible Minerals Initiative (“RMI”) guidance on implementing the OECD Guidance further recommends that, in conducting due diligence, downstream companies identify relevant or highest priority “tier-1” (direct) suppliers and focus their due diligence efforts on those priority suppliers first. Suggested factors for prioritizing tier-1 suppliers include annual spend.

Company Management Systems

We have established an internal conflict minerals program to manage risks in our supply chain through policies and procedures that are designed to help us understand whether the minerals in our products contribute to the ongoing conflict in the DRC. As part of our program, we have established and maintain company management systems that involve multiple levels of our organization.

Viasat’s Statement on Conflict Minerals (which is publicly available on our website at www.viasat.com/legal/legal-statements) reflects our commitment to respect human rights through our responsible sourcing practices, as well as our commitment to avoid practices that may contribute to human rights abuses.

Our conflict minerals steering committee oversees the design and execution of our conflict minerals program. Members of our steering committee include senior executives from our finance, legal, operations, engineering and supply chain departments. The steering committee’s responsibilities include reviewing and approving our Statement on Conflict Minerals, the design of our conflict minerals program and the results of our RCOI and due diligence measures. Our steering committee meets as required throughout each calendar year to review and discuss our conflict minerals program, and is briefed as to the status and findings of the supply chain due diligence we conduct each year.

Our conflict minerals program is managed by a cross-functional compliance team, comprised of representatives from our contracts, supply chain, quality, finance and legal groups. This compliance team reports directly to our conflict minerals steering committee.

In addition to the company management systems described above, we have also implemented the following company management controls:

•

we provide our Statement on Conflict Minerals to all of our high to medium risk “tier-1” (direct) suppliers that supply relevant components and materials to us (referred to in this Report as our “Tier-1 Suppliers”) and communicate to them our expectations as to our supply chain and the responsible sourcing of conflict minerals;

•	we have adopted internal procedures with respect to conflict minerals into our quality management system (QMS);

•	we have put in place a grievance mechanism regarding our conflict minerals program;

•	we have established and maintain a central repository of information to facilitate analysis and identification of supplier responses received from our supply chain due diligence; and

•	we have incorporated provisions on conflict minerals as part of our standard terms and conditions for purchase orders.

We also support industry forums that share and communicate information and develop policies on conflict minerals. In 2014, we became a member of the RMI, formerly known as the Conflict Free Sourcing Initiative, an organization committed to the responsible sourcing of conflict minerals, and we continue to be a supportive member of the organization. We also provide funding to non-profit and industry initiatives that support the responsible sourcing of conflict minerals through our RMI membership.

Identification and Assessment of Supply Chain Risk

We have developed and implemented a risk management plan to identify and assess risks in our supply chain. To identify and assess these risks, we identify all of our Tier-1 Suppliers and conduct an annual supply chain survey of our Tier-1 Suppliers using the Conflict Minerals Reporting Template (“CMRT”). We have elected to use the CMRT to elicit supply chain information from our suppliers because (1) it provides information critical to our due diligence efforts, and (2) it is a commonly used tool across many industries, thus easing the burden on our suppliers.

To maximize the effectiveness of our due diligence measures, we concentrate our due diligence efforts primarily on those Tier-1 Suppliers representing a substantial majority of our total annual expenditure on relevant components and materials (referred to in this Report as our “Priority Suppliers”).

In reviewing the diligence data we receive (whether from a completed CMRT, responses to our inquiries or otherwise), we apply evaluation processes to assess the reasonableness of the data and to check for the presence of “red flags.” We consider red flags to be obvious indications or circumstances that indicate the supplier disclosure may be inaccurate or improper and thus, may not be reliable. Factors we take into account in identifying and assessing supplier risk include:

•	the failure of a supplier to respond to our inquiries;

•	statements by a supplier that no conflict minerals are used in its products;

•	inadequacies and inconsistencies in, or incompleteness of, a supplier’s responses;

•	suppliers that indicate conflict minerals in their products may be sourced from Covered Countries; and

•	a supplier’s lack of sophistication, including unfamiliarity with the Rule.

In addition, we use the CMRT to identify conflict minerals processing facilities when reported in our supply chain by our Priority Suppliers. We obtain and validate information (where available) on the country of origin and mine location of conflict minerals processed at the identified facilities by relying on the information received through the RMI’s third party audit program: the Responsible Minerals Assurance Process (“RMAP”), which offers third party audits of smelters and refiners to certify that the minerals they process originate from conflict-free sources.

Designing and Implementing a Strategy to Respond to Risk

We have developed processes to assess and respond to the risks identified in our supply chain, such as sending corrective action letters to suppliers where appropriate. Our cross-functional compliance team manages the due diligence of our supply chain, and monitors, tracks and evaluates supplier responses to our due diligence efforts. Members of our cross-functional compliance team meet periodically to review the status and results of our due diligence measures and to discuss any actual or potential risks and red flags identified during diligence. Members of our cross-functional compliance team also monitor and track the measures we take to mitigate risks, and reports on risk management to our steering committee. In addition, we support the development of due diligence practices through participation in RMI working groups.

Independent Third-Party Audits of Smelters and Refiners

We do not have direct relationships with any smelters or refiners and accordingly do not directly audit any smelters or refiners in our supply chain. Instead, we rely on the third-party audits of smelters and refiners conducted as part of the RMAP. The RMAP uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program. The smelters and refiners that are found by the RMAP to be “compliant” are those for which the independent auditor has verified that the smelter and/or refiner does not process conflict minerals that have originated from mines in the Covered Countries that directly or indirectly financed or benefited armed groups. We also rely on the publicly available results of the RMAP third-party audits to validate the responsible sourcing practices of processing facilities in our supply chain. We support independent third-party audits of processing facilities through our RMI membership.

Public Reporting on our Supply Chain Due Diligence

We publish our Form SDs and Conflict Mineral Reports (including this Report) in the Financial Information section of our website at investors.viasat.com under the heading “SEC Filings,” and our Statement on Conflict Minerals is publicly available on our website at www.viasat.com/legal/legal-statements. Information found on or accessed through Viasat’s website is not considered part of this Report and is not incorporated by reference herein. We also publicly file our Form SDs (which include our Conflict Mineral Reports) with the Securities and Exchange Commission.

C.	Due Diligence Measures Performed

Set forth below is a description of the measures we performed to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in our products for calendar year 2020.

To determine whether necessary conflict minerals in our products in calendar year 2020 originated in Covered Countries, we assembled a comprehensive list of suppliers that provide goods and services directly to us. From this list, we identified 755 Tier-1 Suppliers. We contacted each of these Tier-1 Suppliers individually, provided them with a link to our Statement on Conflict Minerals and a copy of the CMRT, and requested the return of the completed CMRT to us. Follow-up requests were sent to all Tier-1 Suppliers who did not respond. To maximize the effectiveness of our due diligence measures, we concentrated our due diligence efforts primarily on Priority Suppliers. We used our manufacturing data system to identify Priority Suppliers, and took additional measures to maximize their response rate, including sending bi-weekly emails in the event that they had not submitted their CMRT documentation. However, in March 2020, COVID-19 was declared a pandemic by the World Health Organization and a national emergency by the U.S. Government. The COVID-19 pandemic resulted in changes in working environments as shelter-in-place and similar orders applied to suppliers in certain geographies. As a result of these changes, the responsiveness of suppliers to our CMRT requests was adversely impacted relative to prior years. Nonetheless, we received responses from approximately half of our Tier-1 Suppliers and Priority Suppliers.

We electronically aggregated and reviewed the data from all of the responses we received from our Tier-1 Suppliers by utilizing software called Compliance Map (CMAP) and other various tools and processes. CMAP is an environmental compliance mapping software designed to manage and automate environmental compliance obligations. The reports received from CMAP identify quality issues (e.g. incomplete CMRTs, inconsistent responses, indication of DRC sourcing, no smelters or invalid smelters listed, not all smelters identified, etc.) and aggregate CMRT responses for analysis and reporting. Where red flags were identified, we attempted to further analyze the information provided on the CMRT in order to assess any actual or potential risks to our supply chain and develop a recommended course of action. We then communicated red flags identified in the CMRT responses through corrective action letter requests with our Priority Suppliers as appropriate.

We determined if the processing facilities reported to us by our Priority Suppliers adhere to responsible sourcing practices by verifying whether they are included on the list of RMAP-compliant processing facilities.

Members of our cross-functional compliance team met periodically to review the results from our due diligence efforts for calendar year 2020.

D.	Product Description

Products Containing Necessary Conflict Minerals

We have determined that substantially all of the products we manufacture or contract to manufacture contain conflict minerals necessary to the functionality or production of such products.

Facilities Used to Process, and Country of Origin of, the Necessary Conflict Minerals in our Products

Based on the information provided by our Tier-1 Suppliers and information made available by RMI and RMAP, we believe that the facilities that have been used to process conflict minerals in our products in calendar year 2020 may include the smelters and refiners listed in Annex I. As discussed above, we are a downstream supplier, many steps removed from the mining of conflict minerals, and accordingly rely on the information provided to us by our Tier-1 Suppliers (who are themselves generally multiple tiers downstream) to determine the country of origin of, or the facilities used to process, the conflict minerals contained in our products.

Of the 365 smelters and refiners identified as potentially being in our supply chain:

•

229 smelters and refiners were identified as “RMAP-compliant,” meaning that the processing facility has been audited and certified as compliant with RMAP audit protocols (including processing facilities currently undergoing re-audit); and

•

136 smelters and refiners were non-participating, meaning that they met the definition of a smelter or refiner under the RMAP audit protocols but did not participate in the RMAP. These 136 non-participating suppliers source material from countries as follows:

•

132 of the smelters and refiners source material from level 1 countries (i.e., countries that are known to be active ore producing countries that are not identified as conflict regions or plausible areas of smuggling or export of conflict minerals);

•	1 smelter and refiner sources material from level 2 countries (i.e., countries that are known or plausible countries for export out of region, smuggling or transit of conflict minerals); and

•	3 smelters and refiners source material from level 3 countries (i.e., countries that are within conflict regions that are potentially supplying ore materials).

Not all of these facilities may have processed conflict minerals in our products. Much of the smelter and refiner information provided by our Tier-1 Suppliers was provided at a “company” level (meaning that they reported all of the smelters and refiners that may have processed the conflict minerals contained in all of their products, not just those pertaining to the products sold to us). They may also have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their own suppliers or for other reasons. Therefore, the list of processing facilities disclosed in Annex I may over-represent the number of processing facilities that process the conflict minerals contained in our products.

Efforts to Determine Mine or Location of Origin

We have determined that our due diligence efforts, including requesting our Tier-1 Suppliers to complete the CMRT and reviewing the RMAP status of identified smelters and refiners, represent our reasonable best efforts to determine the mines or locations of origin of the conflict minerals in our supply chain.

E.	Future Steps to Mitigate Risk

Our conflict minerals program is aimed at the continuous improvement of our understanding of our supply chain and risk reduction over time. We intend to continue to take steps to improve our due diligence processes and to minimize the risk that our necessary conflict minerals benefit armed groups. Due diligence is an ongoing, proactive and reactive process, and we are continuing to work with our suppliers to identify and prevent or mitigate risks of adverse impacts associated with conflict minerals.

The primary risks we identified in calendar year 2020 continue to be related to inconsistencies or inadequacies in, or the incompleteness of, suppliers’ responses to the CMRT, the inability of our suppliers to confirm whether or not minerals used in their parts and components were sourced from Covered Countries, and the associated difficulties in identifying the smelters and refiners in our supply chain. With respect to necessary conflict minerals contained in our products with respect to calendar year 2021, we expect to continue to engage with our suppliers to clearly communicate our expectations with regard to conflict minerals sourcing and to educate them on the importance of conflict mineral supply chain diligence. In particular, we continue to encourage our suppliers to work with their own immediate suppliers to improve the transparency, accuracy, validity, reliability and completeness of conflict mineral sourcing information (particularly with regard to information provided regarding smelters and refiners used to process conflict minerals and mine or location of origin and country of origin information), and to minimize the risk that our necessary conflict minerals benefit armed groups in the Covered Countries. As our Tier-1 Suppliers continue to report smelters and refiners that we believe are not operational or that may have been misidentified as smelters or refiners, we continue to work with our suppliers to re-validate, improve and refine reported information. We strive to use only Priority Suppliers that source from RMAP-compliant processing facilities in our supply chain to the extent reasonably practicable.

Certain of the matters discussed in this Report, including in particular, future steps to mitigate risks that the conflict minerals contained in our products could benefit armed groups in the Covered Countries, include forward-looking statements. Readers of this document are cautioned that our forward-looking statements are not guarantees of our future actions, which may differ materially from the expectations expressed in the forward-looking statements. We disclaim any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Annex I

List of Smelters and Refiners Reported in Viasat’s Supply Chain in 2020

Smelter Name	Metal	Country
8853 S.p.A.	Gold (Au)	IT
A.L.M.T. Corp.	Tungsten (W)	JP
Abington Reldan Metals, LLC (*)	Gold (Au)	US
ACL Metais Eireli	Tungsten (W)	BR
Advanced Chemical Company	Gold (Au)	US
African Gold Refinery (*)	Gold (Au)	UG
AGR Matthey (*)	Gold (Au)	AU
Aida Chemical Industries Co., Ltd.	Gold (Au)	JP
Al Etihad Gold Refinery DMCC	Gold (Au)	AE
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold (Au)	DE
Almalyk Mining and Metallurgical Complex (AMMC)	Gold (Au)	UZ
Alpha	Tin (Sn)	US
An Vinh Joint Stock Mineral Processing Company (*)	Tin (Sn)	VN
AngloGold Ashanti Corrego do Sitio Mineracao	Gold (Au)	BR
Argor-Heraeus S.A.	Gold (Au)	CH
Asahi Pretec Corp.	Gold (Au)	JP
Asahi Refining Canada Ltd.	Gold (Au)	CA
Asahi Refining USA Inc.	Gold (Au)	US
Asaka Riken Co., Ltd.	Gold (Au)	JP
Atasay Kuyumculuk Sanayi Ve Ticaret A.S. (*)	Gold (Au)	TR
AU Traders and Refiners	Gold (Au)	ZA
Aurubis AG	Gold (Au)	DE
Bangalore Refinery (*)	Gold (Au)	IN
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold (Au)	PH
Boliden AB	Gold (Au)	SE
C. Hafner GmbH + Co. KG	Gold (Au)	DE
Caridad (*)	Gold (Au)	MX
CCR Refinery - Glencore Canada Corporation	Gold (Au)	CA
Cendres + Metaux S.A.	Gold (Au)	CH
CGR Metalloys Pvt Ltd. (*)	Gold (Au)	IN
Changsha South Tantalum Niobium Co., Ltd.	Tantalum (Ta)	CN
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten (W)	CN
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin (Sn)	CN
Chifeng Dajingzi Tin Industry Co., Ltd.	Tin (Sn)	CN
Chimet S.p.A.	Gold (Au)	IT
china gold international resources corp.ltd (*)	Gold (Au)	CN
China Molybdenum Tungsten Co., Ltd. (*)	Tungsten (W)	CN
China Tin Group Co., Ltd.	Tin (Sn)	CN
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten (W)	CN
Chugai Mining (*)	Gold (Au)	JP

CNMC (Guangxi) PGMA Co., Ltd. (*)	Tin (Sn)	CN
Colt Refining (*)	Gold (Au)	US
CP Metals Inc. (*)	Tantalum (Ta)	US
CV Ayi Jaya	Tin (Sn)	ID
CV Dua Sekawan	Tin (Sn)	ID
CV Gita Pesona	Tin (Sn)	ID
CV United Smelting	Tin (Sn)	ID
CV Venus Inti Perkasa	Tin (Sn)	ID
D Block Metals, LLC	Tantalum (Ta)	US
Daejin Indus Co., Ltd.	Gold (Au)	KR
Daye Non-Ferrous Metals Mining Ltd. (*)	Gold (Au)	CN
Dayu Weiliang Tungsten Co., Ltd. (*)	Tungsten (W)	CN
Degussa (*)	Gold (Au)	DE
Degussa Sonne / Mond Goldhandel GmbH (*)	Gold (Au)	DE
Dijllah Gold Refinery FZC (*)	Gold (Au)	AE
DODUCO Contacts and Refining GmbH	Gold (Au)	DE
DODUCO GmbH (*)	Gold (Au)	DE
Dongguan CiEXPO Environmental Engineering Co., Ltd. (*)	Tin (Sn)	CN
Douluoshan Sapphire Rare Metal Co Ltd (*)	Tantalum (Ta)	CN
Dowa	Tin (Sn)	JP
DS PRETECH Co., Ltd. (*)	Gold (Au)	KR
DSC (Do Sung Corporation)	Gold (Au)	KR
Eco-System Recycling Co., Ltd.	Gold (Au)	JP
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company (*)	Tin (Sn)	VN
Elemetal Refining, LLC (*)	Gold (Au)	US
Elmet S.L.U. (*)	Tin (Sn)	ES
EM Vinto (*)	Tin (Sn)	BO
Emirates Gold DMCC	Gold (Au)	AE
Estanho de Rondonia S.A. (*)	Tin (Sn)	BR
Exotech Inc.	Tantalum (Ta)	US
F&X Electro-Materials Ltd.	Tantalum (Ta)	CN
Fenix Metals	Tin (Sn)	PL
Fidelity Printers and Refiners Ltd. (*)	Gold (Au)	ZW
FIR Metals & Resource Ltd.	Tantalum (Ta)	CN
Fujairah Gold FZC (*)	Gold (Au)	AE
Fujian Ganmin RareMetal Co., Ltd. (*)	Tungsten (W)	CN
Fujian Jinxin Tungsten Co., Ltd.	Tungsten (W)	CN
Gansu Seemine Material Hi-Tech Co., Ltd. (*)	Gold (Au)
Ganzhou Haichuang Tungsten Co., Ltd. (*)	Tungsten (W)	CN
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten (W)	CN
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten (W)	CN
Ganzhou Yatai Tungsten Co., Ltd. (*)	Tungsten (W)	CN
GCC Gujrat Gold Centre Pvt. Ltd. (*)	Gold (Au)	IN
Geib Refining Corporation	Gold (Au)	US
Gejiu City Fuxiang Industry and Trade Co., Ltd.” (*)	Tin (Sn)	CN

Gejiu Fengming Metallurgy Chemical Plant	Tin (Sn)	CN
Gejiu Jinye Mineral Company (*)	Tin (Sn)
Gejiu Kai Meng Industry and Trade LLC	Tin (Sn)	CN
Gejiu Non-Ferrous Metal Processing Co. Ltd. (*)	Tin (Sn)
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin (Sn)	CN
Gejiu Zili Mining And Metallurgy Co., Ltd. (*)	Tin (Sn)	CN
Global Advanced Metals (*)	Tantalum (Ta)	US
Global Advanced Metals Aizu	Tantalum (Ta)	JP
Global Advanced Metals Boyertown	Tantalum (Ta)	US
Global Tungsten & Powders Corp.	Tungsten (W)	US
Gold Refinery of Zijin Mining Group Co., Ltd.	Gold (Au)	CN
Great Wall Precious Metals Co., Ltd. of CBPM (*)	Gold (Au)	CN
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin (Sn)	CN
Guangdong Jinding Gold Limited (*)	Gold (Au)	CN
Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum (Ta)	CN
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten (W)	CN
Guangdong Zhiyuan New Material Co., Ltd.	Tantalum (Ta)	CN
Guanyang Guida Nonferrous Metal Smelting Plant	Tin (Sn)	CN
Guoda Safina High-Tech Environmental Refinery Co., Ltd. (*)	Gold (Au)	CN
H.C. Starck Co., Ltd.	Tantalum (Ta)	TH
H.C. Starck GmbH Goslar (*)	Tantalum (Ta)	DE
H.C. Starck Hermsdorf GmbH	Tantalum (Ta)	DE
H.C. Starck Inc.	Tantalum (Ta)	US
H.C. Starck Ltd.	Tantalum (Ta)	JP
H.C. Starck Smelting GmbH & Co. KG	Tantalum (Ta)	DE
H.C. Starck Smelting GmbH & Co.KG (*)	Tungsten (W)	DE
Hangzhou Fuchunjiang Smelting Co., Ltd. (*)	Gold (Au)	CN
HeeSung Metal Ltd.	Gold (Au)	KR
Heimerle + Meule GmbH	Gold (Au)	DE
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum (Ta)	CN
Heraeus Metals Hong Kong Ltd.	Gold (Au)	CN
Heraeus Precious Metals GmbH & Co. KG	Gold (Au)	DE
Hi-Temp Specialty Metals, Inc. (*)	Tantalum (Ta)	US
HuiChang Hill Tin Industry Co., Ltd.	Tin (Sn)	CN
Huichang Jinshunda Tin Co., Ltd.	Tin (Sn)	CN
Hunan Chenzhou Mining Co., Ltd.	Tungsten (W)	CN
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten (W)	CN
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten (W)	CN
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd. (*)	Gold (Au)	CN
Hunan Litian Tungsten Industry Co., Ltd. (*)	Tungsten (W)	CN
HwaSeong CJ CO., LTD. (*)	Gold (Au)	KR
Hwasung CJ Co., Ltd. (*)	Gold (Au)	KR
Hydrometallurg, JSC	Tungsten (W)	RU
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold (Au)	CN
International Precious Metal Refiners (*)	Gold (Au)	AE

Ishifuku Metal Industry Co., Ltd.	Gold (Au)	JP
Istanbul Gold Refinery	Gold (Au)	TR
Italpreziosi	Gold (Au)	IT
Japan Mint	Gold (Au)	JP
Japan New Metals Co., Ltd.	Tungsten (W)	JP
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten (W)	CN
Jiangxi Copper Co., Ltd.	Gold (Au)	CN
Jiangxi Dayu Longxintai Tungsten Co., Ltd. (*)	Tungsten (W)	CN
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum (Ta)	CN
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten (W)	CN
Jiangxi Ketai Advanced Material Co., Ltd.	Tin (Sn)	CN
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd. (*)	Tungsten (W)	CN
Jiangxi Nanshan (*)	Tin (Sn)	CN
Jiangxi New Nanshan Technology Ltd.	Tin (Sn)	CN
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten (W)	CN
Jiangxi Tuohong New Raw Material	Tantalum (Ta)	CN
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten (W)	CN
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd. (*)	Tungsten (W)	CN
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten (W)	CN
Jiujiang Janny New Material Co., Ltd.	Tantalum (Ta)	CN
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum (Ta)	CN
Jiujiang Tanbre Co., Ltd.	Tantalum (Ta)	CN
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum (Ta)	CN
JSC “Kirovgrad Hard Alloys Plant” (*)	Tungsten (W)	RU
JSC Ekaterinburg Non-Ferrous Metal Processing Plant (*)	Gold (Au)	RU
JSC Uralelectromed	Gold (Au)	RU
JX Nippon Mining & Metals Co., Ltd.	Gold (Au)	JP
Kaloti Precious Metals (*)	Gold (Au)	AE
Kanfort Industrial (Yantai) (*)	Gold (Au)	CN
Kazakhmys Smelting LLC (*)	Gold (Au)	KZ
Kazzinc	Gold (Au)	KZ
KEMET Blue Metals	Tantalum (Ta)	MX
Kennametal Fallon	Tungsten (W)	US
Kennametal Huntsville	Tungsten (W)	US
Kennecott Utah Copper LLC	Gold (Au)	US
KGETS Co., Ltd. (*)	Tungsten (W)	KR
KGHM Polska Miedz Spolka Akcyjna (*)	Gold (Au)	PL
King-Tan Tantalum Industry Ltd. (*)	Tantalum (Ta)	CN
Kojima Chemicals Co., Ltd.	Gold (Au)	JP
Korea Zinc Co., Ltd.	Gold (Au)	KR
Kyrgyzaltyn JSC	Gold (Au)	KG
Kyshtym Copper-Electrolytic Plant ZAO (*)	Gold (Au)	RU
L’azurde Company For Jewelry (*)	Gold (Au)	SA
Lianyou Metals Co., Ltd. (*)	Tungsten (W)	TW
Lingbao Gold Co., Ltd. (*)	Gold (Au)	CN

Lingbao Jinyuan Tonghui Refinery Co., Ltd. (*)	Gold (Au)	CN
Linwu Xianggui Ore Smelting Co., Ltd. (*)	Tin (Sn)	CN
L’Orfebre S.A. (*)	Gold (Au)	AD
LSM Brasil S.A.	Tantalum (Ta)	BR
LS-NIKKO Copper Inc.	Gold (Au)	KR
Luoyang Zijin Yinhui Gold Refinery Co., Ltd. (*)	Gold (Au)	CN
Ma’anshan Weitai Tin Co., Ltd. (*)	Tin (Sn)	CN
Magnu’s Minerais Metais e Ligas Ltda.	Tin (Sn)	BR
Malaysia Smelting Corporation (MSC)	Tin (Sn)	MY
Malipo Haiyu Tungsten Co., Ltd.	Tungsten (W)	CN
Marsam Metals	Gold (Au)	BR
Masan Tungsten Chemical LLC (MTC)	Tungsten (W)	VN
Materion	Gold (Au)	US
Matsuda Sangyo Co., Ltd.	Gold (Au)	JP
Melt Metais e Ligas S.A.	Tin (Sn)	BR
Metallo Belgium N.V.	Tin (Sn)	BE
Metallo Spain S.L.U.	Tin (Sn)	ES
Metallo-Chimique N.V. (*)	Tin (Sn)
Metalor Technologies (Hong Kong) Ltd.	Gold (Au)	CN
Metalor Technologies (Singapore) Pte., Ltd.	Gold (Au)	SG
Metalor Technologies (Suzhou) Ltd.	Gold (Au)	CN
Metalor Technologies S.A.	Gold (Au)	CH
Metalor USA Refining Corporation	Gold (Au)	US
Metalurgica Met-Mex Penoles S.A. De C.V.	Gold (Au)	MX
Mineracao Taboca S.A.	Tin (Sn)	BR
Minsur	Tin (Sn)	PE
Mitsubishi Materials Corporation	Gold (Au)	JP
Mitsui Mining and Smelting Co., Ltd.	Tantalum (Ta)	JP
MMTC-PAMP India Pvt., Ltd.	Gold (Au)	IN
Modeltech Sdn Bhd	Gold (Au)	MY
Moliren Ltd.	Tungsten (W)	RU
Morris and Watson (*)	Gold (Au)	NZ
Morris and Watson Gold Coast (*)	Gold (Au)	AU
Moscow Special Alloys Processing Plant	Gold (Au)	RU
Nadir Metal Rafineri San. Ve Tic. A.S.	Gold (Au)	TR
Nanchang Cemented Carbide Limited Liability Company (*)	Tungsten (W)	CN
Navoi Mining and Metallurgical Combinat (*)	Gold (Au)	UZ
Nghe Tinh Non-Ferrous Metals Joint Stock Company (*)	Tin (Sn)	VN
NH Recytech Company (*)	Gold (Au)	KR
Niagara Refining LLC	Tungsten (W)	US
Nihon Material Co. LTD (*)	Gold (Au)
Nihon Material Co., Ltd.	Gold (Au)	JP
NingHua XingLuoKeng TungSten Mining CO.,LID (*)	Tungsten (W)	CN
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum (Ta)	CN
Novosibirsk Processing Plant Ltd. (*)	Gold (Au)	RU

NPM Silmet AS	Tantalum (Ta)	EE
O.M. Manufacturing (Thailand) Co., Ltd.	Tin (Sn)	TH
O.M. Manufacturing Philippines, Inc.	Tin (Sn)	PH
Ohura Precious Metal Industry Co., Ltd.	Gold (Au)	JP
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Gold (Au)	RU
OJSC Novosibirsk Refinery	Gold (Au)	RU
OMSA	Tin (Sn)	BO
Operaciones Metalurgicas S.A.	Tin (Sn)	BOLIVIA
PAMP S.A.	Gold (Au)	CH
Pease & Curren (*)	Gold (Au)	US
Penglai Penggang Gold Industry Co., Ltd. (*)	Gold (Au)	CN
Philippine Chuangxin Industrial Co., Inc.	Tungsten (W)	PH
Planta Recuperadora de Metales SpA	Gold (Au)	CL
Pobedit, JSC (*)	Tungsten (W)	RU
Pongpipat Company Limited (*)	Tin (Sn)	MM
Power Resources Ltd. (*)	Tantalum (Ta)	MK
Precious Minerals and Smelting Limited (*)	Tin (Sn)	IN
Prioksky Plant of Non-Ferrous Metals	Gold (Au)	RU
PT Aneka Tambang (Persero) Tbk	Gold (Au)	ID
PT Aries Kencana Sejahtera	Tin (Sn)	ID
PT Artha Cipta Langgeng	Tin (Sn)	ID
PT ATD Makmur Mandiri Jaya	Tin (Sn)	ID
PT Babel Inti Perkasa	Tin (Sn)	ID
PT Babel Surya Alam Lestari (*)	Tin (Sn)	ID
PT Bangka Serumpun	Tin (Sn)	ID
PT Bangka Tin Industry	Tin (Sn)	ID
PT Belitung Industri Sejahtera	Tin (Sn)	ID
PT Bukit Timah	Tin (Sn)	ID
PT Cipta Persada Mulia(*)	Tin (Sn)	ID
PT DS Jaya Abadi	Tin (Sn)	ID
PT Eunindo Usaha Mandiri	Tin (Sn)	ID
PT Inti Stania Prima	Tin (Sn)	ID
PT Justindo (*)	Tin (Sn)	ID
PT Karimun Mining	Tin (Sn)	ID
PT Kijang Jaya Mandiri	Tin (Sn)	ID
PT Lautan Harmonis Sejahtera (*)	Tin (Sn)
PT Menara Cipta Mulia	Tin (Sn)	ID
PT Mitra Stania Prima	Tin (Sn)	ID
PT O.M. Indonesia (*)	Tin (Sn)	ID
PT Panca Mega Persada	Tin (Sn)	ID
PT Pelat Timah Nusantara Tbk (*)	Tin (Sn)	ID
PT Prima Timah Utama	Tin (Sn)	ID
PT Rajawali Rimba Perkasa (*)	Tin (Sn)	ID
PT Rajehan Ariq	Tin (Sn)	ID
PT Rajwa International (*)	Tin (Sn)	ID

PT Refined Bangka Tin	Tin (Sn)	ID
PT Sariwiguna Binasentosa	Tin (Sn)	ID
PT Stanindo Inti Perkasa	Tin (Sn)	ID
PT Sukses Inti Makmur	Tin (Sn)	ID
PT Sumber Jaya Indah	Tin (Sn)	ID
PT Timah (*)	Tin (Sn)	ID
PT Timah Tbk Kundur	Tin (Sn)	ID
PT Timah Tbk Mentok	Tin (Sn)	ID
PT Tinindo Inter Nusa	Tin (Sn)	ID
PT Tirus Putra Mandiri (*)	Tin (Sn)	ID
PT Tommy Utama	Tin (Sn)	ID
PX Precinox S.A.	Gold (Au)	CH
QG Refining, LLC (*)	Gold (Au)	US
QuantumClean	Tantalum (Ta)	US
Rand Refinery (Pty) Ltd (*)	Gold (Au)
Rand Refinery (Pty) Ltd.	Gold (Au)	ZA
Refinery of Seemine Gold Co., Ltd. (*)	Gold (Au)	CN
REMONDIS PMR B.V.	Gold (Au)	NL
Republic Metals Corporation	Gold (Au)	US
Resind Industria e Comercio Ltda.	Tin (Sn)	BR
RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum (Ta)	CN
Royal Canadian Mint	Gold (Au)	CA
Rui Da Hung	Tin (Sn)	TW
SAAMP	Gold (Au)	FR
Sabin Metal Corp. (*)	Gold (Au)	US
Safimet S.p.A	Gold (Au)	IT
SAFINA A.S. (*)	Gold (Au)	CZ
Sai Refinery (*)	Gold (Au)	IN
Samduck Precious Metals	Gold (Au)	KR
Samwon Metals Corp. (*)	Gold (Au)	KR
SAXONIA Edelmetalle GmbH	Gold (Au)	DE
Schone Edelmetaal B.V. (*)	Gold (Au)	NL
SEMPSA Joyeria Plateria S.A.	Gold (Au)	ES
Shandong Gold Mining (Laizhou) (*)	Gold (Au)
Shandong Tiancheng Biological Gold Industrial Co., Ltd. (*)	Gold (Au)	CN
Shandong Zhaojin Gold & Silver Refinery Co. Ltd (*)	Gold (Au)
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold (Au)	CN
Sichuan Tianze Precious Metals Co., Ltd.	Gold (Au)	CN
Singway Technology Co., Ltd.	Gold (Au)	TW
So Accurate Group, Inc. (*)	Gold (Au)	US
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold (Au)	RU
Soft Metais Ltda.	Tin (Sn)	BR
Solar Applied Materials Technology Corp.	Gold (Au)	TW
Solikamsk Magnesium Works OAO	Tantalum (Ta)	RU
South-East Nonferrous Metal Company Limited of Hengyang City	Tungsten (W)	CN

Sovereign Metals (*)	Gold (Au)	IN
State Research Institute Center for Physical Sciences and Technology (*)	Gold (Au)	LT
Sudan Gold Refinery (*)	Gold (Au)	SD
Sumitomo Metal Mining Co., Ltd.	Gold (Au)	JP
SungEel HiMetal Co., Ltd.	Gold (Au)	KR
Super Ligas (*)	Tin (Sn)	BR
T.C.A S.p.A	Gold (Au)	IT
Taki Chemical Co., Ltd.	Tantalum (Ta)	JP
Tanaka Kikinzoku Kogyo K.K.	Gold (Au)	JP
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten (W)	VN
Telex Metals	Tantalum (Ta)	US
Thai Nguyen Mining and Metallurgy Co., Ltd. (*)	Tin (Sn)	VN
Thaisarco (*)	Tin (Sn)	TH
The Refinery of Shandong Gold Mining Co., Ltd.	Gold (Au)	CN
Tin Technology & Refining (*)	Tin (Sn)	US
Tokuriki Honten Co., Ltd.	Gold (Au)	JP
Tongling Nonferrous Metals Group Co., Ltd. (*)	Gold (Au)	CN
Tony Goetz NV (*)	Gold (Au)	BE
TOO Tau-Ken-Altyn (*)	Gold (Au)	KZ
Torecom	Gold (Au)	KR
Tranzact, Inc. (*)	Tantalum (Ta)	US
Tuyen Quang Non-Ferrous Metals Joint Stock Company (*)	Tin (Sn)	VN
Ulba Metallurgical Plant JSC	Tantalum (Ta)	KZ
Umicore Brasil Ltda.	Gold (Au)	BR
Umicore Precious Metals Thailand	Gold (Au)	TH
Umicore SA Business Unit Precious Metals Refining (*)	Gold (Au)	BE
Unecha Refractory metals plant	Tungsten (W)	RU
United Precious Metal Refining, Inc.	Gold (Au)	US
Universal Precious Metals Refining Zambia (*)	Gold (Au)	ZM
Valcambi S.A.	Gold (Au)	CH
Vietnam Youngsun Tungsten Industry Co., Ltd.	Tungsten (W)	VN
VQB Mineral and Trading Group JSC (*)	Tin (Sn)	VN
Western Australian Mint (T/a The Perth Mint)	Gold (Au)	AU
White Solder Metalurgia e Mineracao Ltda.	Tin (Sn)	BR
Wolfram Bergbau und Hutten AG	Tungsten (W)	AT
Woltech Korea Co., Ltd.	Tungsten (W)	KR
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten (W)	CN
Xiamen Tungsten Co., Ltd (*)	Tungsten (W)
Xiamen Tungsten Co., Ltd.	Tungsten (W)	CN
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten (W)	CN
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten (W)	CN
XinXing HaoRong Electronic Material Co., Ltd.	Tantalum (Ta)	CN
Yamakin Co., Ltd.	Gold (Au)	JP
Yichun Jin Yang Rare Metal Co., Ltd. (*)	Tantalum (Ta)	CN
Yokohama Metal Co., Ltd.	Gold (Au)	JP

Yunnan Chengfeng (*)	Tin (Sn)	CN
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin (Sn)	CN
Yunnan Copper Industry Co., Ltd. (*)	Gold (Au)	CN
Yunnan Tin Company Limited (*)	Tin (Sn)	CN
Yunnan Yunfan Non-ferrous Metals Co., Ltd. (*)	Tin (Sn)	CN
Zhongkuang Gold Industry Co., Ltd. (*)	Gold (Au)	CN
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold (Au)	CN
Zhuzhou Cemented Carbide Group Co., Ltd. (*)	Tantalum (Ta)	CN
Zijin Mining Group Co., Ltd. Gold Refinery (*)	Gold (Au)	CN

*	Smelters or refiners that have not been identified as “RMAP-compliant.”